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As filed with the Securities and Exchange Commission on January 30, 2004

Registration No. 333-111465

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

DJ ORTHOPEDICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0978270 (I.R.S. Employer Identification Number)
2985 Scott Street Vista, California 92081 (800) 336-5690 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Agent for Service: Leslie H. Cross President and Chief Executive Officer dj Orthopedics, Inc. 2985 Scott Street Vista, California 92081 (800) 336-5690	Copies to: Scott N. Wolfe, Esq. Scott K. Milsten, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 300 San Diego, California 92130 (858) 523-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to completion, dated January 30, 2004)

PROSPECTUS

DJ ORTHOPEDICS, INC.

$85,000,000

Common Stock Offered by
dj Orthopedics, Inc.

5,000,000 Shares

Common Stock Offered by
Selling Stockholders

        We may sell from time to time shares of our common stock in amounts, at prices and on terms that we will determine at the time of the offering, with an aggregate initial offering price of up to $85,000,000.

        The selling stockholders identified in this prospectus may sell up to 5,000,000 shares of our common stock from time to time under this prospectus and any prospectus supplement. In the prospectus supplement relating to any sales by these selling stockholders, we will identify each selling stockholder that is selling shares of our common stock and the number of shares that such selling stockholder will be selling under that prospectus supplement. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

        Our common stock is listed on the New York Stock Exchange under the symbol "DJO."

        When we offer shares of our common stock, we will provide specific terms of the offering in supplements to this prospectus. The securities offered by this prospectus and any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents. If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

        You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense

The date of this prospectus is                       , 2004

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

        Whenever we refer to "dj Orthopedics," "we," "our" or "us" in this prospectus, we mean dj Orthopedics, Inc. and its consolidated subsidiaries, unless the context suggests otherwise.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may sell shares of our common stock in one or more offerings up to a total dollar amount of $85,000,000. In addition, the selling stockholders identified in this prospectus may sell up to 5,000,000 shares of our common stock under our shelf registration statement. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or any selling stockholders offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading, "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        dj Orthopedics is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC's web site at www.sec.gov.

        We are incorporating by reference some information about us that we file with the SEC. We are disclosing important information to you by referencing those filed documents. Any information that we reference this way is considered part of this prospectus. The information in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

        We incorporate by reference the following documents we have filed, or may file, with the SEC:

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  dj Orthopedics' Annual Report on Form 10-K for its fiscal year ended December 31, 2002;

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  dj Orthopedics' Quarterly Reports on Form 10-Q for its quarterly periods ended March 29, 2003, June 28, 2003 and September 27, 2003;

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  dj Orthopedics' Current Reports on Form 8-K filed on October 9, 2003 and December 3, 2003;

  •
  the description of dj Orthopedics' common stock contained in its Registration Statement on Form 8-A filed on October 29, 2001, including any amendments or reports filed for the purpose of updating the description; and

  •
  all documents filed by dj Orthopedics with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.

        You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

dj Orthopedics, Inc.
2985 Scott Street
Vista, California 92081
(800) 336-5690

FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that we incorporate by reference herein, contains, in addition to historical information, statements by us with respect to our expectations regarding financial results and other aspects of our business that involve risks and uncertainties and may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements reflect our current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including, in particular, risks and uncertainties associated with our acquisition of the bone growth stimulation device business from OrthoLogic Corp., the growth of the bone growth stimulation market, our high level of indebtedness and other material risks discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2002 and in any accompanying prospectus supplements and in other documents we may file with the SEC and which are incorporated by reference herein. You may obtain copies of these documents as described under "Where You Can Find More Information" in this prospectus.

        We assume no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required under federal securities laws. Investors are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of any document we incorporate by reference, the date of such document.

        Investors also should understand that it is not possible to predict or identify all factors and should not consider the risks set forth above to be a complete statement of all potential risks and uncertainties. If the expectations or assumptions underlying our forward-looking statements prove inaccurate or if risks or uncertainties arise, actual results could differ materially from those predicted in any forward-looking statement.

DJ ORTHOPEDICS, INC.

        dj Orthopedics is a global orthopedic sports medicine company focused on the design, manufacture and marketing of products and services that regenerate and rehabilitate soft tissue and bone after trauma, help protect against injury and treat osteoarthritis of the knee. We have a broad range of over 600 rehabilitation products, many of which are based on proprietary technologies, including rigid knee braces, soft goods, specialty and other complementary orthopedic products such as cold therapy and pain management systems. Our regeneration products consist of two bone growth stimulation devices, the OL1000, approved by the Food and Drug Administration, or FDA, in 1994, which utilizes patented combined magnetic field technology to deliver a highly specific, low-energy signal for the non-invasive treatment of an established nonunion fracture acquired secondary to trauma, excluding vertebrae and all flat bones, and SpinaLogic®, a state-of-the-art device used as an adjunct to primary lumbar spinal fusion surgery for one or two levels, approved by the FDA in late 1999. Our products provide solutions for orthopedic professionals and their patients throughout the patient's continuum of care.

        Our headquarters are located at 2985 Scott Street, Vista, California 92081. Our telephone number is (800) 336-5690. Our web site address is www.djortho.com. The information contained or incorporated in our web site is not a part of this prospectus.

USE OF PROCEEDS

        Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of the securities by us under this prospectus for general corporate purposes, including repaying or refinancing debt or other corporate obligations, acquisitions, working capital, capital expenditures, repurchases and redemptions of securities, general and administrative expenses and/or any other purpose permitted under our senior secured credit facility. We will set forth in the particular prospectus supplement our intended use for the net proceeds we receive from the sale of any securities. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

        We will not receive any of the proceeds from the sale of shares by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

        This prospectus describes the general terms of our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation and bylaws.

        Under our certificate of incorporation, the total number of shares of all classes of stock that we have authority to issue is 40,000,000, consisting of 1,000,000 shares of preferred stock, par value $0.01 per share, and 39,000,000 shares of common stock, par value $0.01 per share.

Common Stock

        As of December 31, 2003, we had 18,304,269 shares of our common stock outstanding held of record by approximately 13 stockholders.

        The holders of our common stock are entitled to any dividends that our board of directors may declare from time to time from funds legally available for that purpose, subject to the preferential rights of the holders of our preferred stock, if any, that we may issue in the future. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. Our certificate of incorporation does not provide for cumulative voting in connection with the election of directors, and, accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors. No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future.

        Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future. All the outstanding shares of our common stock are, and the shares offered by this prospectus, when issued and paid for, will be, validly issued, fully paid and nonassessable.

Preferred Stock

        As of December 31, 2003, no shares of our preferred stock were outstanding. Under our certificate of incorporation, our board of directors, without further action by our stockholders, is authorized to issue shares of preferred stock in one or more classes or series. The board may fix the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, in some circumstances, of delaying, deferring or preventing a change of control of our company.

Section 203 of the Delaware General Corporation Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless the business combination is approved in a prescribed manner. A "business combination" under the statute includes specified types of mergers, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." Subject to exceptions, an "interested stockholder" under the statute is a person who, together with affiliates and associates, owns, or within the past three years did own, 15% of the corporation's voting stock.

Anti-Takeover Provisions of Our Charter and Bylaws

        Some of the provisions of our certificate of incorporation and bylaws could have anti-takeover effects. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the corporate policies formulated by our board of directors. In addition, these provisions also are intended to ensure that our board of directors will have sufficient time to act in what the board of directors believes to be in the best interests of us and our stockholders. These provisions also are designed to reduce our vulnerability to an unsolicited proposal for our takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of dj Orthopedics, Inc. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, these provisions could delay or frustrate the removal of incumbent directors or the assumption of control of us by the holder of a large block of common stock, and could also discourage or make more difficult a merger, tender offer or proxy contest, even if such event would be favorable to the interests of our stockholders.

Classified Board of Directors

        Our certificate of incorporation provides for a board comprised of three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors who may be elected by holders of any preferred stock that we may issue in the future. As a result, approximately one-third of our board of directors will be elected each year. The classified board provision will help us to assure the continuity and stability of our board of directors and our business strategies and policies as determined by our board of directors. The classified board provision could have the effect of discouraging a third party from making an unsolicited tender offer or otherwise attempting to obtain control of us without the approval of our board of directors. In addition, the classified board provision could delay stockholders who do not like the policies of our board of directors from electing a majority of our board of directors for two years.

No Stockholder Action By Written Consent; Special Meetings

        Our certificate of incorporation provides that stockholder action can only be taken at an annual or special meeting of stockholders and prohibits stockholder action by written consent in lieu of a meeting. Our bylaws provide that special meetings of stockholders may be called only by our board of directors or our Chairman, Chief Executive Officer or President. Our stockholders are not permitted to call a special meeting of stockholders or to require that our board of directors call a special meeting.

Advance Stockholder Proposals and Director Nominees

        Our bylaws establish an advance notice procedure for our stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. This stockholder notice procedure provides that only persons who are nominated by, or at the direction of, our board of directors or by a stockholder who has given timely written notice to our Secretary prior to the meeting at which directors are to be elected will be eligible for election as our directors. The stockholder notice procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, our board of directors or by a stockholder who has given timely written notice of such stockholder's intention to bring such business before the meeting. Under the stockholder notice procedure, if a stockholder desires to submit a proposal or nominate persons for election as directors at an annual meeting, the stockholder must submit written notice not less than 90 days nor more than 120 days prior to the first anniversary of the previous year's annual meeting. In addition, under the stockholder notice procedure, a stockholder's notice proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain specified types of information. If the chairman of a meeting determines that business was not properly brought before the meeting in accordance with the stockholder notice procedure, that business shall not be discussed or transacted.

Number of Directors; Removal; Filling Vacancies

        Our certificate of incorporation and bylaws provide that our board of directors will consist of not less than three nor more than 15 directors, other than directors elected by holders of any preferred stock that we may issue in the future, with the exact number to be fixed from time to time by resolution adopted by our board of directors. In addition, subject to the rights of the holders of any series of our preferred stock, if any, our certificate of incorporation and bylaws authorize our board of directors to elect additional directors under specified circumstances and fill any vacancies that occur in our board of directors by reason of death, resignation, removal or otherwise. A director so elected by our board of directors to fill a vacancy or a newly created directorship will hold office until the next election of the class for which the director has been chosen and until his successor is elected and qualified. Subject to the rights of the holders of any series of our preferred stock, if any, our certificate of incorporation and bylaws also provide that, subject to the right of holders of preferred stock to elect additional directors under specified circumstances, directors may be removed only for cause and only by the affirmative vote of holders of 66 2/3% of the voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. The effect of these provisions preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of our board of directors by filling the vacancies created by that removal with its own nominees.

Certificate of Incorporation

        The provisions of our certificate of incorporation that would have anti-takeover effects as described above are subject to amendment, alteration or repeal by the affirmative vote of the holders of not less than two-thirds (66 2/3%) of the outstanding shares of voting securities. This requirement makes it more difficult for stockholders to make changes to the provisions in our certificate of incorporation which could have anti-takeover effects by allowing the holders of a minority of the voting securities to prevent the holders of a majority of voting securities from amending these provisions of our certificate of incorporation.

Restated Bylaws

        Our certificate of incorporation provides that our bylaws are subject to adoption, amendment, alteration or repeal either by our board of directors without the assent or vote of our stockholders, or by the affirmative vote of the holders of not less than two-thirds (66 2/3%) of the outstanding shares of voting securities. This provision makes it more difficult for stockholders to make changes in our bylaws by allowing the holders of a minority of the voting securities to prevent the holders of a majority of voting securities from amending our bylaws.

Limitations on Liability and Indemnification of Officers and Directors

        Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except, as provided under Delaware law, for liability:

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  for any breach of the director's duty of loyalty to us or to our stockholders;

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  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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  under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

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  for any transaction from which the director derived an improper personal benefit.

        These provisions are permitted under Delaware law.

        We have obtained directors' and officers' insurance for our directors, officers and some employees for specified liabilities.

        The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

Transfer Agent and Registrar

        The Transfer Agent and Registrar for our common stock is Mellon Investor Services, LLC.

SELLING STOCKHOLDERS

        The following table sets forth information about the selling stockholders' beneficial ownership of our common stock as of December 31, 2003 (such information has been provided by the selling stockholders) and after the sale of the common stock offered by each selling stockholder, assuming all such shares are sold. None of the selling stockholders has committed to sell any shares under this prospectus. The percentage of outstanding shares beneficially owned is based on 18,304,269 shares of common stock outstanding as of December 31, 2003. The numbers presented under "Shares Beneficially Owned After the Offering" assume that all of the shares offered by the selling stockholders are sold and that the selling stockholders acquire no additional shares of our common stock before the completion of this offering and do not take into account the shares offered by us under this prospectus. The selling stockholders may offer all, some or none of the shares of our common stock beneficially owned by them. We will pay all expenses incurred with respect to the registration and sale of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below.

        The term "selling stockholders," as used in this prospectus, includes the persons listed below and any transferees, pledges, donees, heirs or other successors receiving shares from the persons listed below after the date of this prospectus.

	Shares Beneficially Owned Prior to the Offering		Shares Being Sold in the Offering	Shares Beneficially Owned After the Offering
Name	Number	Percentage	Number	Number	Percentage
J.P. Morgan DJ Partners, LLC (1)(2)	8,167,512	44.6%	4,632,632	3,534,880	19.3%
J.P. Morgan Partners (23A SBIC), L.P. (2)(3)	8,381,652	45.8	214,140	3,534,880	19.3
DJ Investment, LLC (2)(4)	60,353	*	60,353	—	—
Wachovia Capital Partners, LLC (2)(5)	6,337	*	6,337	—	—
Michael R. McBrayer (6)	115,560	*	43,269	68,291	*
Cyril Talbot III	43,269	*	43,269	—	—

			5,000,000

*
Less than 1%.

(1)
J.P. Morgan Partners (23A SBIC), L.P. (formerly J.P. Morgan Partners (23A SBIC), LLC), or JPMP (23A SBIC), owns approximately 86.9%, Wachovia Capital Partners, LLC and certain of its affiliates own approximately 9.6%, affiliates of Trust Company of the West own approximately 3.1% and Orsatti and Partners, LLC (formerly J.P. Morgan Fairfield Partners, LLC) owns approximately 0.4% of the membership interests in J.P. Morgan DJ Partners, LLC, or JPMDJ Partners. The managing member of JPMDJ Partners is JPMP (23A SBIC).

(2)
This selling stockholder is an affiliate of a broker-dealer and purchased the shares being registered for resale in the ordinary course of business. At the time of the purchase of such shares, this selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(3)
Includes 214,140 shares owned directly by JPMP (23A SBIC). The remaining 8,167,512 shares are owned by JPMDJ Partners of which JPMP (23A SBIC) may be deemed the beneficial owner given its status as the managing member of JPMDJ Partners and the owner of approximately 86.9% of JPMDJ Partners' membership interests. The general partner of JPMP (23A SBIC) is J.P. Morgan Partners (23A SBIC Manager), Inc., or JPMP (23A SBIC Manager), a wholly owned subsidiary of J.P. Morgan Chase Bank, or JPM Chase Bank, a wholly-owned subsidiary of J.P. Morgan Chase & Co., or JPM Chase, a publicly traded company. Each of JPMP (23A SBIC Manager), JPM Chase Bank and JPM Chase may be deemed beneficial owners of the shares held by JPMP (23A SBIC), however, each disclaim beneficial ownership except to the extent of its pecuniary interest. Additionally, Jeffrey C. Walker, as President of JPMP (23A SBIC Manager), may be deemed to have beneficial ownership of the shares held by JPMP (23A SBIC) and JPMDJ Partners since pursuant to policies and procedures adopted by JPMP (23A SBIC), Mr. Walker has dispositive power over such shares. However, the foregoing shall not be construed as an admission that Mr. Walker is the beneficial owner of the shares held by JPMP (23A SBIC) and JPMDJ Partners.

(4)
DJ Investment, LLC is a manager-managed limited liability company, the sole manager of which is Wachovia Investors, Inc., or WII. WII is a wholly-owned subsidiary of Wachovia Corporation, a publicly traded company. Scott B. Perper, a Senior Vice President of Wachovia Investors, Inc. and the head of Principal Investing for Wachovia's Corporate and Investment Banking Group, may be deemed to have beneficial ownership of the shares held by DJ Investment, LLC, since pursuant to policies and procedures adopted by Wachovia's Corporate and Investment Banking Group,

  Mr. Perper has dispositive power over such shares. However, the foregoing shall not be construed as an admission that Mr. Perper is the beneficial owner of the shares held by DJ Investment, LLC.

(5)
Wachovia Capital Partners, LLC, or WCP, is a manager-managed limited liability company, the sole manager of which is FUCP Management Company 2000, LLC, or FUCPMC 2000. FUCPMC 2000 is a manager-managed limited liability company, the managing members of which are Scott B. Perper and Ted A. Gardner. Mr. Perper and Mr. Gardner may be deemed to have beneficial ownership of the shares held by WCP since, as the managing members of FUCPMC 2000, they share dispositive power over such shares. However, the foregoing shall not be construed as an admission that either Mr. Perper or Mr. Gardner is a beneficial owner of the shares held by WCP.

(6)
Also includes 64,298 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003.

        Mitchell J. Blutt, M.D., Benjamin B. Edmands and Charles T. Orsatti are members of our board of directors. Dr. Blutt is an Executive Advisor to J.P. Morgan Partners, LLC and was an Executive Partner of J.P. Morgan Partners, LLC, or its predecessor, from 1992 through 2003. J.P. Morgan Partners, LLC is the private equity organization within JPM Chase Bank. Mr. Edmands is a Principal at J.P. Morgan Partners, LLC. Mr. Orsatti is the Managing Member of Orsatti & Partners, LLC (formerly, J.P. Morgan Fairfield Partners, LLC), which owns approximately 0.4% of the membership interests in JPMDJ.

        Mr. McBrayer is our Senior Vice President, Professional Relations. Mr. Talbot was, until July 2002, our Senior Vice President-Finance, Chief Financial Officer and Secretary.

Other Arrangements

        We entered into a registration rights agreement in November 2001 with certain of our stockholders, including the selling stockholders. Under the registration rights agreement, JPMDJ Partners may demand that we file a registration statement under the Securities Act covering some or all of its registrable shares, as defined in the registration rights agreement. In addition, if we propose to register any of our equity securities under the Securities Act, other than pursuant to certain excluded registration statements, the stockholders party to the agreement, including the selling stockholders, may require that we include all or a portion of their registrable securities in the registration and in any related underwriting. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of registrable securities included in the offering. In general, we will bear all fees, costs and expenses of registrations under the registration rights agreement, other than underwriting discounts and commissions.

        In addition, in November 2001, we entered into a letter agreement with Wachovia Capital Partners, LLC, pursuant to which Wachovia Capital Partners, LLC and its affiliates have the right to appoint one observer to our board of directors. Wachovia Capital Partners' right to a board observer will terminate in the event that JPMDJ Partners ceases to own more than 5% of our outstanding common stock or Wachovia Capital Partners and its affiliates own less than a specified percentage of their membership interests in JPMDJ Partners.

        We previously entered into an arrangement with J.P. Morgan Fairfield Partners, LLC, an entity controlled by Mr. Orsatti, under which we were obligated to pay an annual fee of $250,000 for ongoing financial advisory services. We made three payments of $250,000 under this arrangement, which terminated in July 2002.

        JPM Chase Bank, an affiliate of JMPDJ Partners and JPMP (23A SBIC), was the syndication agent and was a lender under our bank credit facility that was repaid in November 2003. In addition, Wachovia Bank, National Association, an affiliate of Wachovia Capital Partners, LLC and DJ Investment, LLC, acted as the administrative agent and collateral agent under this credit facility. The amount outstanding under this credit facility was approximately $15.5 million prior to repayment. JPM

Chase Bank received its pro rata portion of the amount used to repay borrowings under the bank credit facility. In addition, J.P. Morgan Securities Inc., an affiliate of JMPDJ Partners and JPMP (23A SBIC), was an underwriter in our initial public offering.

        Chase Securities Inc. (the predecessor of J.P. Morgan Securities Inc.), an affiliate of JMPDJ Partners and JPMP (23A SBIC), acted as the initial purchaser of the 12 5/8% senior subordinated notes due 2009 issued by our subsidiaries dj Orthopedics, LLC and DJ Orthopedics Capital Corporation. As of December 31, 2003, $75.0 million in principal amount of these notes were outstanding. J.P. Morgan Securities Inc. also serves as a market maker with respect to these notes.

        Wachovia Capital Partners, LLC and DJ Investment, LLC are affiliates of Wachovia Capital Markets, LLC (successor to Wachovia Securities, Inc.). Wachovia Securities, Inc. was an underwriter in our initial public offering. In addition, Wachovia Bank, National Association, an affiliate of Wachovia Capital Partners, LLC and DJ Investment, LLC, acted as the administrative agent and collateral agent and is a lender in our credit agreement entered into in November 2003, under which $100.0 million was outstanding at December 31, 2003. Wachovia Bank, National Association also acted as agent and a lender in our $30.0 million revolving credit facility. No amount was outstanding under the revolving credit facility as of December 31, 2003.

PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. In addition, the selling stockholders identified in this prospectus may sell shares of our common stock under this prospectus in any of these ways. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We and any selling stockholders have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

        We or any selling stockholders may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        We or any selling stockholders may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we or any selling stockholders, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

        We will describe in the applicable prospectus supplement any compensation we or any selling stockholders pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. The maximum compensation that we will pay to any member of the National Association of Securities Dealers in connection with any underwritten public offering will not exceed 8% of the gross proceeds of the offering. We or any selling stockholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of their business for which they receive compensation.

        JPMDJ Partners and JPMP (23A SBIC) are affiliated with the following members of the National Association of Securities Dealers: J.P. Morgan Securities Inc.; J.P. Morgan Invest, LLC; Chase Investment Services Corp.; and J.P. Morgan Institutional Investors Inc. In the event that any of these NASD members participate in a distribution of securities under this prospectus, the NASD has informed us that the sale of such securities must be made in accordance with the applicable provisions of NASD Conduct Rule 2720.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, San Diego, California.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference into this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        The consolidated financial statements of Orthologic Corp. and subsidiaries as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, incorporated by reference in this prospectus from dj Orthopedics, Inc.'s Current Report on Form 8-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein, which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for goodwill and other intangible assets with indefinite lives as required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        Our estimated expenses in connection with the distribution of the securities being registered are as set forth in the following table:

SEC Registration Fee	$17,354
Printing and Engraving Expenses	$50,000	*
Legal Fees and Expenses	$300,000	*
Accounting Fees and Expenses	$100,000	*
Miscellaneous	$12,646	*

Total	$480,000	*

*
Estimated

Item 15.    Indemnification of Directors and Officers

        Our company is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

        Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

        The certificate of incorporation of dj Orthopedics provides for indemnification of our officers and directors to the full extent permitted by law.

        dj Orthopedics maintains insurance for its directors and officers for specified liabilities.

Item 16.    Exhibits

        A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, dj Orthopedics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on January 29, 2004.

DJ ORTHOPEDICS, INC.
By:	/s/ VICKIE L. CAPPS Vickie L. Capps Senior Vice President—Finance and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LESLIE H. CROSS* Leslie H. Cross	President, Chief Executive Officer and Director (Principal Executive Officer)	January 29, 2004
/s/ VICKIE L. CAPPS Vickie L. Capps	Senior Vice President—Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	January 29, 2004
/s/ JACK R. BLAIR* Jack R. Blair	Chairman of the Board of Directors	January 29, 2004
/s/ CHARLES T. ORSATTI* Charles T. Orsatti	Director	January 29, 2004
/s/ MITCHELL J. BLUTT, M.D.* Mitchell J. Blutt, M.D.	Director	January 29, 2004
/s/ KIRBY L. CRAMER* Kirby L. Cramer	Director	January 29, 2004
/s/ LESLEY H. HOWE* Lesley H. Howe	Director	January 29, 2004
/s/ LEWIS PARKER* Lewis Parker	Director	January 29, 2004
/s/ BENJAMIN EDMANDS* Benjamin Edmands	Director	January 29, 2004
*By:	/s/ VICKIE L. CAPPS Vickie L. Capps Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Underwriting Agreement
3.1(1)	Amended and Restated Certificate of Incorporation of dj Orthopedics, Inc.
3.2**	Certificate of Amendment of Amended and Restated Certificate of Incorporation of dj Orthopedics, Inc.
3.3(1)	Amended and Restated By-Laws of dj Orthopedics, Inc.
4.1(2)	Form of Common Stock Certificate
5.1**	Opinion of Latham & Watkins LLP
23.1**	Consent of Latham & Watkins LLP (reference is made to Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Auditors
23.3	Consent of Deloitte & Touche LLP, Independent Auditors
24.1**	Powers of Attorney (contained on the signature page of this registration statement)

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**
Previously filed.

(1)
Incorporated by reference to dj Orthopedics' Registration Statement on Form S-8 (Registration No. 333-73966).

(2)
Incorporated by reference to dj Orthopedics' Registration Statement on Form S-1 (Registration No. 333-68358)

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
DJ ORTHOPEDICS, INC.
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX